UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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PENWEST PHARMACEUTICALS CO.

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Investors:	Media:
MacKenzie Partners	Kekst and Company
Mark Harnett	Caroline Gentile
Laurie Connell	Donald C. Cutler
(212) 929-5500	(212) 521-4800
PENWEST URGES SHAREHOLDERS TO VOTE ON THE WHITE CARD AND NOT
TURN CONTROL OF THE COMPANY OVER TO TANG-EDELMAN
PATTERSON, NY, June 17, 2010 — Penwest Pharmaceuticals Co. (Nasdaq: PPCO) today issued an open letter to its shareholders in connection with its annual meeting this coming Tuesday, June 22. The Company urges shareholders to reject the slate of nominees put forth by Tang Capital Management and Perceptive Life Sciences Master Fund and vote “FOR” Penwest’s director nominees on the WHITE proxy card.
The full text of the letter from Paul E. Freiman, Chairman, and Jennifer L. Good, President and Chief Executive Officer, follows:
June 17, 2010
CONTROL OF PENWEST AND ITS FUTURE ARE AT STAKE
AT THE JUNE 22 ANNUAL MEETING
YOUR VOTE CAN MAKE THE DIFFERENCE
Dear Fellow Penwest Shareholder:
Thank you for your continued support of Penwest. As our June 22 annual meeting approaches, we once again urge you to reject the Tang-Edelman slate and vote “FOR” your current Penwest directors and to do so by voting on the WHITE proxy card. If you can’t locate your WHITE proxy card, you can call our proxy solicitor, MacKenzie Partners, toll-free at 1-800-322-2885.
Your vote is critical in determining the future of Penwest and your investment.
Before voting, shareholders should ask themselves the following questions:
•	Would turning over control of Penwest to the inexperienced directors put forth by Tang and Edelman serve the best interests of all of the Company’s shareholders?

•	Is the Tang-Edelman group the right team to make important strategic and tactical decisions about Penwest’s future at this critical juncture?

•	If the new data on A0001 is positive, is Kevin Tang the right person to lead the efforts to maximize the value of this asset? To date, he has been its biggest critic.

Penwest’s Board and senior management team are successfully implementing our focused business plan, building shareholder value now and preparing the Company for long-term profitable growth. The team’s success has been reflected in Penwest’s share price. Since December 31, 2008, our stock has more than doubled, and is up 123% through June 16, 2010.
The election of the Tang-Edelman slate could jeopardize all of this. If the Tang-Edelman group is elected, we may lose members of our senior management team and other employees responsible for executing key aspects of our business plan. Their election would severely limit our ability to continue executing our focused plan — or even the plan proposed by Tang-Edelman, which is virtually the same as ours. If Tang and Edelman take control of your Board and Penwest’s management team, existing partnerships could be lost, and potential licensing opportunities for A0001 may be at risk.
It is important to note that ALL THREE PROXY ADVISORY FIRMS HAVE COME OUT AGAINST TURNING OVER CONTROL TO TANG-EDELMAN:
•	RiskMetrics said in its report, “Because the dissidents plan is very similar to what is already being implemented at the company, we do not believe supporting the entire dissident slate in this case is warranted. Moreover, given that the dissidents have not presented a detailed operational plan for the company and have shown interest in assuming management by replacing the current CEO with Mr. Tang, we believe majority board representation is not warranted.”

•	Proxy Governance noted that “...we are not convinced that the election of all of the dissident nominees — and the resulting change in board control — would be in the best interest of all shareholders.”

•	Glass Lewis stated that “...we do not believe the Dissidents’ outstanding concerns and strategic plan (which appears to share certain similarities with the Company’s own plan) warrant...[giving] the Dissidents majority control over the board.”
The decision is yours. But we believe the logic for NOT turning over control is compelling.
We strongly urge you to vote to re-elect the Company’s three experienced directors, including CEO Jennifer Good. Shareholders wanting to elect one additional dissident Board nominee without risking turning control over to Tang-Edelman should vote the WHITE card for two Company directors and withhold their vote for an individual Company director of their own choosing.
CONTROL OF YOUR COMPANY IS AT STAKE
EVERY VOTE—REGARDLESS OF SIZE—IS IMPORTANT
YOUR VOTE WILL AFFECT THE OUTCOME OF THIS CRUCIAL CONTEST
PLEASE USE THE WHITE PROXY CARD TO VOTE TODAY — BY TELEPHONE, BY INTERNET OR BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. YOUR BOARD URGES YOU NOT TO SIGN OR RETURN ANY GOLD OR OTHER PROXY CARD SENT TO YOU BY TANG CAPITAL OR PERCEPTIVE.
If you have any questions, please don’t hesitate to contact us at (845) 878-8400 or 877-736-9378.

Sincerely,

Paul E. Freiman	Jennifer L. Good
Chairman	President and Chief Executive Officer
About Penwest Pharmaceuticals
Penwest is a drug development company focused on identifying and developing products that address unmet medical needs, primarily for rare disorders of the nervous system. Penwest is currently developing A0001, or a-tocopherolquinone, a coenzyme Q10 analog demonstrated to improve mitochondrial function in-vitro. Penwest is also applying its drug delivery technologies and drug formulation expertise to the formulation of our collaborators’ product candidates under licensing collaborations.
Penwest Forward-Looking Statements
The matters discussed herein contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” “appears,” “estimates,” “projects,” “targets,” “may,” “could,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include the following: the timing of clinical trials, such as the Phase IIa clinical trials referenced above, and risks related to patient enrollment; risks relating to the commercial success of Opana ER, including our reliance on Endo Pharmaceuticals Inc. for the commercial success of Opana ER, risks of generic competition and risks that Opana ER will not generate the revenues anticipated; the need for capital; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions with respect to A0001; whether the results of clinical trials will be indicative of the results of future clinical trials and will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent applications owned by us will protect the Company’s products and technology; actual and potential competition; and other risks as set forth under the caption Risk Factors in Penwest’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010, which risk factors are incorporated herein by reference.
The forward-looking statements contained in this press release speak only as of the date of the statements made. Penwest disclaims any intention or obligation to update any forward-looking statements, and these statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

TIMERx is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners.
INFORMATION CONCERNING PARTICIPANTS
Information required to be disclosed with regard to the Company’s directors, director nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) may be found in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders, as filed with the SEC on May 17, 2010 (the “2010 Proxy Statement”). Security holders may obtain a free copy of the 2010 Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. Security holders may also obtain a free copy of these documents by writing the Company at: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563.
We have circulated a WHITE proxy card together with the 2010 Proxy Statement. We urge shareholders to vote FOR our nominees on the WHITE proxy card and not to sign or return a gold or other colored proxy card to the Company.